UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

___________________________

Date of Report (Date of Earliest Event Reported):  October 23, 2006

ALLIED BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	333-109462	92-0184877
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1800 Market Place Boulevard, Cumming, Georgia  30041

(Address of Principal Executive Offices, including Zip Code)

(770) 888-0063

(Registrant’s Telephone Number, including Area Code)

(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

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Item 1.01.   Amendment to Material Definitive Agreement

On October 23, 2006,Allied Bancshares, Inc. (the “registrant”), its subsidiary, First National Bank of Forsyth County (the “bank”), and Richard E. Bell, Secretary and Chief Financial Officer of the registrant and the bank, executed an amendment to the Employment Agreement, dated as of July 25, 2003, among Richard E. Bell, the registrant and the bank.  A copy of the Amendment to Employment Agreement is attached to this Form 8-K Current Report as Exhibit 10.1.

The Amendment modifies Mr. Bell’s Employment Agreement regarding his benefits if he terminates his employment for certain reasons following a change of control.

The Amendment provides that if there is a merger, sale, or other change of control of the registrant and Mr. Bell terminates his employment due to a material change of duties, a material reduction of his compensation, or a relocation of his principal business office by more than 10 miles, or the registrant terminates Mr. Bell without cause within a twelve (12) month period following a change of control, Mr. Bell shall be entitled to the following:

(1)

A payment equal to his base salary for twelve (12) months;

(2)

A cash payment for each vacation day which Mr. Bell has not used during the calendar year  in which occurs the effective date of termination, which amount shall be determined based on a daily rate of Mr. Bell’s base salary assuming two hundred sixty (260) business days in such year;

(3)

Any unvested stock options held by Mr. Bell will become fully vested and exercisable as of the effective date of termination; and

(4)

Payment to Mr. Bell of an amount equal to his cost of COBRA health continuation coverage for Mr. Bell under the registrant’s group health plan for a period of twelve (12) months from the termination date.

At the sole discretion of the registrant, the above described severance compensation described in paragraphs (1), (2) and (4) above may be paid to Mr. Bell in a single lump sum payment within fifteen (15) days after the termination date, or alternatively, the registrant may elect to make such payments on the first day of each month for twelve months (12) months following the termination date.

In addition, the Amendment provides that in the event of termination of Mr. Bell’s employment after a change of control where he is entitled to the above benefits, for a period of twelve (12) months following such termination of Mr. Bell’s employment, Mr. Bell may not (i) solicit customers of the registrant or its subsidiary bank for the purpose of providing financial services competitive with those provided by the registrant or its subsidiary bank or (ii)  solicit employees of the registrant or its subsidiary bank for employment by an employer providing products or services competitive with the business of the registrant or its subsidiary bank.  Also, the Amendment clarifies that  Mr. Bell may not at any time furnish, use or divulge to anyone any confidential information or trade secrets acquired by him from the registrant or its subsidiary bank.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit Number		Sequential Page Number

10.1	Amendment to Employment Agreement of Richard Bell	4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2006	ALLIED BANCSHARES, INC. By: s/Andrew K. Walker Andrew K. Walker Vice Chairman and Chief Executive Officer

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